UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2025

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, the Board of Directors (the “Board”) of SELLAS Life Sciences Group, Inc. (the “Company”) approved an amendment to the Change in Control Severance Agreement, dated December 14, 2021 (the “Cicic Severance Agreement”), by and between the Company and Dragan Cicic, Senior Vice President and Chief Development Officer of the Company, to provide for severance of 15 months of the applicable then-current base salary upon a termination in connection with a change of control.

Additionally, on January 10, 2025, the Board approved an amendment to the Change in Control Severance Agreement, dated December 14, 2021 (the “Burns Severance Agreement”), by and between the Company and John Burns, Senior Vice President and Chief Financial Officer of the Company, to provide for severance of 15 months of the applicable then-current base salary upon a termination in connection with a change of control.

All other provisions in the Cicic Severance Agreement and Burns Severance Agreement, respectively, remain the same.

The foregoing descriptions of the amendments to the Cicic Severance Agreement and Burns Severance Agreement are not complete and are qualified in their entirety by reference to the full text of the amendments to the Cicic Severance Agreement and Burns Severance Agreement, copies of which will be filed with the Company’s next periodic report to be filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: January 16, 2025	By:	/s/ John T. Burns
		Name:	John T. Burns
		Title:	Senior Vice President, Chief Financial Officer